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                                                                  EXHIBIT 10.24

                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is entered into as of December 26, 2000 among Bentley Systems, Incorporated, a Delaware corporation (the "Company"), and the several purchasers named in the attached Schedule 1 (individually, a "Purchaser" and collectively, the "Purchasers"), and, solely for purposes of Sections 4.1(b) and 4.2 of this Agreement, Raymond B. Bentley and Richard P. Bentley. (This Agreement and the Information and Registration Rights Agreement (the "Rights Agreement") attached hereto as Exhibit A are referred to herein as the "Agreements"). The parties hereby agree as follows:

      1. PURCHASE AND SALE OF SECURITIES.

            1.1 SALE AND ISSUANCE OF SECURITIES.

                  (a) The Company hereby represents to the Purchasers that the Company has duly adopted and filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation, a copy of which is attached hereto as Exhibit B (the "Amended Certificate"), which is in full force and effect as of the date hereof.

                  (b) Subject to the terms and conditions of the Agreements, the Purchasers agree to purchase at the Closing (as defined in Section 1.2), and the Company agrees to sell and issue to each Purchaser, (i) the number of shares of the Company's Senior Class C Common Stock, par value $0.01 per share (the "Stock"), set forth opposite the name of such Purchaser under the heading "Number of Shares to be Purchased" on Schedule 1, and (ii) a Common Stock Purchase Warrant (the "Warrant") to purchase a number of shares of the Company's Class B Non-Voting Common Stock (the "Warrant Shares") set forth opposite the name of such Purchaser under the heading "Warrant Shares" on Schedule l, for the aggregate purchase price (the "Purchase Price") set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price" on Schedule 1. The Stock is convertible into shares of the Class B Non-Voting Common Stock, par value $0.01 per share (the "Class B Common Stock") (such shares, as adjusted in accordance with the terms of the Amended Certificate, are hereinafter referred to as the "Conversion Shares") upon the terms and conditions set forth in the Amended Certificate and shall have the rights and preferences set forth in the Amended Certificate.

            1.2 CLOSING; DELIVERY.

                  (a) Initial Closing. The initial closing of the purchase and sale of the Stock and the Warrants pursuant to Section 1.1 hereof shall take place at the offices of Dechert, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, on December 26, 2000, or at such other location, date and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). The initial closing shall take place concurrently with the closings under (i) the Revolving Credit and Security Agreement (the "Revolving Credit Agreement") dated as of December 26, 2000 by and among PNC Bank, National Association, the Company, Bentley Software, Inc. and Atlantech Solutions, Inc. and (ii) the Asset Purchase Agreement (the

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"Acquisition Agreement") dated as of December 26, 2000 between the Company and
Intergraph Corporation ("Intergraph").

                  (b) Initial Closing Deliveries. At the Closing, the Company is delivering to each Purchaser: (i) a certificate representing the Stock being purchased, free and clear of all liens, claims and encumbrances (other than restrictions arising pursuant to this Agreement); (ii) the Warrant being purchased, free and clear of all liens, claims and encumbrances; (iii) a fully executed Rights Agreement; (iv) a legal opinion of Drinker Biddle and Reath LLP,
(v) a certificate executed by an officer of the Company in form reasonably satisfactory to counsel to the Purchasers; (vi) a certificate executed by the Secretary of the Company in form reasonably satisfactory to counsel to the Purchasers; and (vii) a copy of the Amended Bylaws of the Company. At Closing, as payment in full for the Stock and the Warrant being purchased by it under this Agreement, and against delivery of the certificate and Warrant as aforesaid, each Purchaser is remitting the Purchase Price to the Company by wire transfer.

                  (c) Additional Closing. After the Closing Date and on or prior to March 31, 2001 the Company may hold one or more additional closings (each an "Additional Closing," and collectively the "Additional Closings") at which the Company may issue and sell (i) up to the number of shares of Stock equal to the difference between 150,000 and the aggregate number of shares of Stock previously sold on the Closing Date and, as applicable, on the date of any prior Additional Closing and (ii) Warrants to purchase a number of Warrant Shares equal to the difference between 2,080,000 Warrant Shares and the aggregate number of Warrant Shares underlying Warrants previously sold on the Closing Date and, as applicable, on the date of any prior Additional Closing. The sale of the Stock and Warrants pursuant to this Section 1.2(c) shall be on the same terms and conditions (including price) as the sale of the Stock and Warrants pursuant to Section 1.1. hereof and shall be effected by the execution by any investor of a counterpart signature page to this Agreement. Any investor purchasing Stock and Warrants pursuant to this Section 1.2(c) shall make such purchases in the same relative proportions as Stock and Warrants purchased pursuant to Section
1.1 hereof. Upon the execution of a counterpart signature page to this
Agreement: (i) each such investor shall be deemed to be a Purchaser for all purposes of this Agreement and Schedule 1 shall be amended to include such Purchaser; and (ii) each such Additional Closing shall be deemed to be a Closing hereunder and the date of each such Additional Closing shall be a "Closing Date" hereunder. If necessary, the Company shall provide an updated Disclosure Statement to Purchasers purchasing in any Additional Closing.

      2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. Except as set forth on the Schedule of Exceptions included on the Disclosure Statement attached as Schedule 2, the Company hereby represents, warrants and covenants to each Purchaser that:

            2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company and each Subsidiary (as defined in Section 2.2 hereof) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate power and authority and all necessary licenses and permits to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and, as applicable, to enter into and perform its obligations under the Agreements. The Company and each Subsidiary is duly qualified to transact business and is in good standing


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in each jurisdiction in which it is required to be so qualified, except where the failure to qualify could not reasonably be expected to have a material adverse effect on the Company.

            2.2 SUBSIDIARIES. Set forth on Section 2.2 of the Disclosure Statement is a complete list of each corporation or other Person (as defined below) which the Company directly or indirectly controls and in which the assets and liabilities are consolidated in the Company's consolidated financial statements or in which the Company beneficially or of record owns, directly or indirectly, a majority of the capital stock, securities convertible into or exchangeable for capital stock or other equity or participating interest (each a "Subsidiary"), the jurisdiction in which each Subsidiary is organized and the Company's ownership interest in each such Subsidiary. Except as set forth on
Section 2.2 of the Disclosure Statement, the Company does not have any Subsidiaries, nor does the Company directly or indirectly control or own (beneficially or of record) any capital stock, securities convertible into or exchangeable for capital stock or other equity or participating interest of any other entity. Except as otherwise specifically indicated, references herein to the Company include the Company and its Subsidiaries, taken as a whole. For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity.

            2.3 CAPITALIZATION.

                  (a) The authorized capital of the Company consists of:

                        (i) 1,552,450 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of which 1,552,450 shares are issued and outstanding. The 1,552,450 issued and outstanding shares of Preferred Stock are convertible into 1,552,450 shares of Class B Non-Voting Common Stock, par value $0.01 per share (the "Class B Common Stock").

                        (ii) 90,150,000 shares of common stock, consisting of 60,000,000 shares of Class A Voting Common Stock, par value $0.01 per share (the "Class A Common Stock"), of which 19,903,000 shares are issued and outstanding, 30,000,000 shares of the Class B Non-Voting Common Stock, par value $0.01 per share (the "Class B Common Stock"), of which 3,216,792 shares are issued and outstanding, and 150,000 shares of Senior Class C Common Stock, par value $0.01 per share (the "Senior Common Stock"), of which no shares are issued and outstanding (the Class A Common Stock, Class B Common Stock and Senior Common Stock are collectively referred to herein as the "Common Stock"). The Preferred Stock and the Common Stock are collectively referred to herein as the "Company Stock."

                  (b) Except as set forth in Section 2.3(b) of the Disclosure Statement, there are no outstanding securities of the Company and no options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock or other securities. All of the outstanding shares of the Common Stock have been duly authorized, are fully paid, are nonassessable and were issued in compliance with all applicable


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federal and state securities laws. No shares of the Company Stock have been issued in violation of any statutory or contractual, preemptive or similar rights of any person and no person has any such rights with respect to the issuance of the Company Stock. The Company has reserved 10,000,000 shares of issuable Class B Common Stock for issuance upon conversion of the Senior Common Stock into the Conversion Shares. The Company has reserved sufficient shares of issuable Class B Common Stock for issuance upon the exercise of the Warrants for the Warrant Shares.

                  (c) The number of shares of Common Stock issuable upon exercise of any options, warrants or other rights is not subject to adjustment by reason of the issuance and sale of the Stock or the Warrants hereunder, or the issuance of the Conversion Shares. Except as otherwise contemplated or disclosed in the Agreements or as required by the options and warrants listed in
Section 2.3(b) of the Disclosure Statement, no shares of Common Stock have been reserved by the Company for issuance.

                  (d) Except as set forth in Section 2.3(d) of the Disclosure Statement, the Company is not a party to or subject to any agreement or understanding and there is no agreement or understanding between or among any persons relating to the acquisition, disposition or repurchase of any of the Company Stock or that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

                  (e) Each of the Bentleys, Intergraph and any other holder of at least five percent of the Fully Diluted Shares (prior to giving effect to the issuance of the Stock) (as defined in Section 4.1 (a) hereof) of the Company together with the number of shares owned is listed in Section 2.3(e) of the Disclosure Statement.

            2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for each of the following has been duly and validly taken prior to the Closing: (i) the authorization, execution and delivery of this Agreement, the Warrant and the Rights Agreement;
(ii) the performance of all obligations of the Company hereunder and thereunder;
(iii) the adoption and filing of the Amended Certificate; (iv) the authorization, issuance and delivery of the Stock; (v) the authorization, issuance and delivery of the Warrant; (vi) the authorization, issuance and delivery of (in accordance with the Warrant) the Warrant Shares; and (vii) the authorization, issuance and delivery of (in accordance with the Amended Certificate) the Conversion Shares. The Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification and contribution provisions contained in the Agreements may be limited by applicable federal or state securities laws.

            2.5 VALID ISSUANCE OF SECURITIES. The Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than


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restrictions on transfer under the Agreements and applicable state and federal securities laws. The Conversion Shares have been duly and validly authorized and reserved for issuance (and, except as is set forth in Section 6.5 hereof with respect to the Conversion Shares, no further corporate or other action is required for the issuance of the Stock or the Conversion Shares contemplated by this Agreement), and upon issuance in accordance with the terms of the Amended Certificate, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Agreements and applicable federal and state securities laws. The Warrant Shares have been duly and validly authorized and reserved for issuance (and no further corporate or other action is required for the issuance of the Warrant Shares contemplated by this Agreement), and upon issuance in accordance with the terms of the Warrant, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer, other than restrictions on transfer under this Agreement and the Warrant and applicable federal and state securities laws. The Stock and the Conversion Shares, when issued in compliance with the provisions of this Agreement and the Amended Certificate, will be free of any liens or encumbrances. The Warrant Shares, when issued in compliance with the provisions of this Agreement and the Warrant, will be free of any liens or encumbrances. Except as otherwise contemplated by this Agreement, neither the Stock, the Conversion Shares nor the Warrant Shares are subject to any preemptive rights or rights of first refusal except as have been waived or satisfied.

            2.6 CONSENTS. Except as set forth on Section 2.6 of the Disclosure Statement, no consent, approval, permit, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental or regulatory authority or other person on the part of the Company is required in connection with the consummation of the transactions contemplated by the Agreements or the issuance of the Stock, the Warrant, the Conversion Shares as provided in the Amended Certificate or the Warrant Shares as provided in the Warrant, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

            2.7 LITIGATION. Except as set forth in Section 2.7 of the Disclosure Statement there is no action, suit, proceeding, order, investigation or claim pending or, to the best of the Company's knowledge, currently threatened against the Company or, to the best of the Company's knowledge, any of its shareholders, directors or officers in their capacities as such. Except as set forth in
Section 2.7 of the Disclosure Statement, no suit, proceeding, order, investigation or claim pending against the Company questions the validity of any of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or if adversely determined is likely to subject the Company to liability in excess of $100,000 or might otherwise be reasonably expected to result, either individually or in the aggregate, in any material adverse changes in the assets, condition, prospects or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company; nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, any actions pending or threatened involving the prior employment of any of the Company's employees or consultants, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of its former or current employers, or the Company's obligations under any agreement with former or current employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.


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            2.8 INTELLECTUAL PROPERTY.

                  (a) The Company is the owner of record in or is otherwise licensed to use all patents, patent rights and patent applications (collectively, the "Patents"), all trademarks, service marks, and all related applications for trademarks and service marks (collectively, the "Marks") and copyright registrations (collectively, the "Copyrights") listed in Section 2.8 of the Disclosure Statement. The Company is also the owner of all right, title and interest in and to, or otherwise has the right to use and distribute or sublicense (as the case may be), certain computer programs, software and proprietary computer programming language (collectively, the "Software") as listed in the Company's pricebooks, copies of the various Americas and European versions of which were previously provided to the Purchaser, and certain proprietary formulas, trade secrets, formulations and inventions generated by employees and consultants of the Company (collectively, the "Trade Secrets" and, together with the Patents, Marks, Copyrights and Software, the "Intellectual Property"). Except as otherwise specified in Section 2.8 of the Disclosure Statement, the Company is the owner or otherwise has the right to use all Intellectual Property material to the operations of the business of the Company as such is presently conducted, free and clear of any lien, security interest, restriction, or encumbrance. Except as otherwise specified in Section 2.8 of the Disclosure Statement, the rights of the Company in and to any of the Intellectual Property will not be limited or otherwise affected by reason of any of the transactions contemplated hereby.

                  (b) All employees and consultants of the Company involved with the development of any material Intellectual Property have entered into written agreements assigning to the Company all rights to such Intellectual Property, inventions, improvements, discoveries or information relating thereto.

                  (c) All of the Intellectual Property are in material compliance with applicable legal requirements (including, as applicable, payment of filing, examination and maintenance fees and proofs of working or use) and are valid and enforceable. To the best of the Company's knowledge, there are no patents, or trademarks or trademark applications pending that interfere or potentially interfere with any Patent or material Mark or any rights of the Company therein. Other than as set forth in Section 2.8 of the Disclosure Statement, the Company is unaware of any infringement of the Intellectual Property that would have a material adverse effect on the Company's business, and has not received written notice that any trademark, copyright, trade secret or patent has been infringed by any of the Intellectual Property. No material Mark or Patent is involved in any interference, reissue, re-examination, opposition, invalidation or cancellation proceeding and to the best of the Company's knowledge, no such proceeding is threatened. The Company is not aware of any basis for any claim by any third party that any of the Intellectual Property nor any products developed, manufactured, maintained, sold, licensed or distributed by the Company which incorporate or use the Software infringe any trademark, copyright, trade secret, patent or other similar right of any third party. The Company has taken commercially reasonable precautions to preserve and document its Trade Secrets and to protect the secrecy, confidentiality and value of its Trade Secrets. All documentation relating to registered Intellectual Property has been maintained only at the principal office of the Company.


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            2.9 TITLE TO PROPERTY AND ASSETS. Except as set forth on Section 2.9 of the Disclosure Statement (the "Real Property"), the Company does not own any real property. Except as set forth in Section 2.09 of the Disclosure Statement, the Company owns the Real Property and all other assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not impair the Company's ownership or use of such property or assets.

            2.10 LEASEHOLD INTERESTS. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal (collectively, the "Leases"), is a valid and subsisting agreement, duly authorized and entered into, without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any material Lease or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge after due inquiry, no claim has been asserted against the Company adverse to its rights in such leasehold interests. The Company is in compliance with all Leases in all material respects and holds a valid leasehold interest in all of its leased property free of any liens, claims or encumbrances.

            2.11 COMPLIANCE MATTERS. The Company is not in violation or default of any provisions of its Amended Certificate or Amended Bylaws, or in any material respect of any instrument, agreement, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any provision of any federal, state or local law, statute, ordinance, order, writ, decree, rule or regulation applicable to the Company, and no event has occurred that with notice or passage of time would create any such default or violation. Except as set forth in Section 2.11 of the Disclosure Statement, or to the extent agreements, waivers or consents set forth in Section 2.11 of the Disclosure Statement have been obtained, the execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default or breach under any such provision, instrument, agreement, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or which gives to any third person any rights with respect to any of the Company's assets.

            2.12 AGREEMENTS; ACTIONS.

                  (a) Except as set forth in Section 2.12 of the Disclosure Statement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof. The Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses or compensation incurred in the ordinary course of business or relocation expenses of employees. Except as set forth in Section 2.12 of the Disclosure Statement, none of the Company's officers or directors, or any members of their immediate families, is indebted to the Company (other than in connection with purchases of the Company Stock) or, to the Company's knowledge, has any direct or indirect ownership interest in any firm or corporation with which the Company is


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affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or shareholders of the Company may own stock in publicly traded companies that may compete or have business relationships with the Company. Except as set forth in Section 2.12 of the Disclosure Statement, to the best of the Company's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company.

                  (b) Except for this Agreement and agreements contemplated or disclosed by the Agreements, the Disclosure Statement and the Company's financial statements and related notes thereto referred to in Section 2.16 below, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that satisfy the requirements of Item 601(b) of Regulation S-K as promulgated by the Securities and Exchange Commission.

                  (c) The Company has not engaged in the past 6 months in any discussion (i) with any representative of any corporation or corporations or other person or entity regarding the merger of the Company with or into any such corporation person or entity, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

            2.13 DISCLOSURE.

                  (a) The Company has provided each Purchaser with the information that the Purchaser has requested for deciding whether to acquire the Stock and the Warrant. No representation or warranty of the Company contained in this Agreement, the Disclosure Statement or the Company's financial statements and related notes thereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                  (b) Except as described in this Agreement or referred to in the Company's financial statements and notes thereto, to the best of the Company's knowledge, there is no fact or development with respect to the markets, products, services, clients, customers, facilities, computer software, databases, personnel, vendors, suppliers, operations, assets or prospects of the business of the Company that is reasonably likely to materially adversely affect the business, operation or prospects of the Company, other than such conditions as may affect as a whole the economy generally. For purposes of this Agreement, "to the best of the Company's knowledge" shall mean any information actually known or that, with the exercise of reasonable diligence, should have been known by any officer of the Company.

            2.14 RIGHTS OF REGISTRATION. Except as set forth in Section 2.14 of the Disclosure Statement and as contemplated in the Rights Agreement, the Company has not granted or agreed to grant to any person or entity, and no person or entity has, any registration rights, including piggyback rights.


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            2.15 PRIVATE PLACEMENT. Subject in part to the truth and accuracy of each Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Stock, the Warrant, the Conversion Shares and the Warrant Shares, as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act and from the qualification requirements of applicable state and other securities laws.

            2.16 FINANCIAL STATEMENTS. The Company has delivered to the Purchaser its audited balance sheet as of December 31, 1999 and the related audited consolidated statements of income and cash flow for the twelve months ended December 31, 1999 and its unaudited balance sheet as of September 30, 2000 (the "Balance Sheet") and the related unaudited consolidated statements of income and cash flow for the nine months ended September 30, 2000. All such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated ("GAAP") and fairly present the financial condition and operating results of the Company as of and for the periods set forth therein in accordance with GAAP, consistently applied, except that the Balance Sheet may not contain all footnotes required by GAAP, and is subject to normal recurring year end adjustments. Except as set forth in the Balance Sheet and the related notes thereto, the Company has no material liabilities, contingent or otherwise, other than (a) current liabilities (as defined by GAAP) incurred in the ordinary course of business subsequent to September 30, 2000 and (b) obligations under contracts and commitments incurred in the ordinary course of business that are not required: (i) under GAAP to be reflected on the Balance Sheet, or (ii) to be disclosed pursuant to Statement of Financial Accounting Standards No.5.

            2.17 EVENTS SUBSEQUENT TO THE DATE OF THE BALANCE SHEET. Except as set forth in Section 2.17 of the Disclosure Statement, since September 30, 2000, the Company has not:

                  (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock;
(ii) entered into any agreement not in the ordinary course of business; (iii) incurred any indebtedness for money borrowed other than pursuant to its existing bank credit facilities or incurred any other liabilities outside of the ordinary course of business individually in excess of $500,000 or in excess of $1,000,000 in the aggregate; (iv) made any loans or advances to any person, other than ordinary advances for travel expenses; (v) sold, exchanged or otherwise disposed of any of its assets or rights, in the ordinary course of business; (vi) entered into any employment, severance or similar arrangement with any shareholder, director or executive officer of the Company; (vii) incurred or become subject to any material liabilities (absolute or contingent) except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business; (viii) mortgaged, pledged or subjected to lien, charge or any other encumbrance any of its assets, tangible or intangible; (ix) sold, leased, licensed, assigned or transferred any of its tangible or intangible assets, including without limitation, any Intellectual Property or canceled any debts or obligations except, in each case, in the ordinary course of business; (x) suffered any extraordinary losses, or waived any rights of substantial value (whether or not in the ordinary course of business); (xi) made any changes in officer compensation except for annual increases consistent with past practices;
(xii) entered into any material transaction other than in the ordinary course of business; (xiii) made any change in any of its material contracts, its Certificate of Incorporation or Bylaws (except as contemplated hereby), or in any arrangements or

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agreements of any nature relating to its officers and directors, (xiv) declared, set aside or paid or otherwise distributed in respect of the Company Stock, or directly or indirectly redeemed, purchased or acquired any of such stock or made any payments to any holder of 5% or more of the Company's outstanding Common Stock other than salary paid to such shareholder for bona fide services rendered in the ordinary course of business or payments to Intergraph Corporation in the ordinary course of business; or (xv) otherwise experienced any material adverse change in its assets, financial condition or results of operation.

            2.18 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns and reports as required by law, except where the failure to so file could not reasonably be expected to have a material adverse effect on the Company. These returns and reports are true and correct in all material respects and reflect all taxes required to be paid by the Company for the periods stated therein. The Company has paid all taxes and other assessments shown to be due by the Company on such returns and reports; and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges. Except as set forth in Section 2.18 of the Disclosure Statement, no tax returns or reports of the Company are under audit.

            2.19 ASSUMPTIONS, GUARANTEES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss) other than with respect to its Subsidiaries and their operations, except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

            2.20 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

            2.21 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the best of the Company's knowledge, threatened, which could have a material adverse effect on the assets, properties, prospects, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or Key Employee (as defined below), or that any group of Key Employees, intends to terminate his, her or their employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have a present intention to terminate the employment of any of the foregoing. To the best of the Company's knowledge, it is not a party to any contracts relating to employment providing for severance payments in excess of 6 months compensation except for such contracts providing for severance compensation not exceeding $500,000 in the aggregate for all such contracts. For purposes of this Agreement, "Key Employee" shall mean Gregory S. Bentley, Keith A. Bentley,

Barry J. Bentley, Raymond P. Bentley and Richard P. Bentley (each, a "Bentley" and collectively, the "Bentleys"), David G. Nation and Malcolm S. Walter.

            2.22 PENSION AND PROFIT SHARING PLANS. Each of the Company's U.S. "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (the "Pension Benefit Plans"), that is intended to be qualified for favorable tax treatment as most recently amended, is (and from its establishment has been) the subject of a favorable determination letter issued by the Internal Revenue Service with respect to its qualification under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), or an application for such determination has been filed or will be filed within the applicable remedial amendment period. The Company has made full payment of all amounts it is required, under applicable law or the terms of each of the Company's Pension Benefit Plans, to have contributed thereto before the Closing (including any employee salary deferral contributions described in Section 125 or Section 401(k) of the Code) for all periods through and including the close of the last plan year prior to the Closing, or proper accruals for such contributions have been made and are reflected on its Balance Sheet and books and records. There is not now, and has never been, any violation of the Code or ERISA with respect to the filing of applicable reports, documents, and notices regarding the Company's Pension Benefit Plans with the U.S. Department of Labor and the Internal Revenue Service, or the furnishing of such documents to the participants or beneficiaries of the Company's Pension Benefit Plans. There has been no violation of the "continuation coverage requirements" of "group health plans" as set forth in Section 4980B of the Code and Part 6, Subtitle B of Title I of ERISA with respect to any of the Company's insurance policies or self-insured programs to which such continuation coverage requirements apply.

            2.23 PERMITS. The Company has all franchises, permits, licenses and all other similar authorities necessary for the conduct of its business as now being conducted, the lack of which could materially or adversely affect the business, properties, prospects or financial condition of the Company and believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

            2.24 ENVIRONMENTAL COMPLIANCE. The Company has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise except in accordance with applicable law and such that no investigation, remediation or other response action is required to be undertaken with respect thereto. To the best of the Company's knowledge, the Company, the operation of its business, and any real property that the Company owns, leases or otherwise occupies or uses (the "Premises") are in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. The Company has not received any material citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, relating to an alleged violation of an Environmental Law or the presence, release or threat of release of Hazardous Substances from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Company is not aware of any basis therefor. The Company has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises), and is in material compliance with all such permits, licenses and approvals. The Company has not caused or allowed a release, or a threat of release, of any Hazardous Substance unto, at or near the Premises, and, to the best of the Company's knowledge, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance except in accordance with all Environmental Laws and such that no investigation, remediation or other response action is required to be undertaken with respect thereto. For the purposes of this Agreement, the term "Environmental Laws" shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq. For purposes of this Agreement, the term "Hazardous Substances" shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

            2.25 USE OF PROCEEDS. The proceeds from the sale of the Stock and the Warrants will be used by the Company for general corporate purposes for the conduct of the Company's business, to pay the fees and expenses incident to this Agreement and to pay the purchase price to be paid by the Company in connection with the acquisition of certain businesses currently owned by Intergraph.

            2.26 BOOKS AND RECORDS AND ACCOUNTING CONTROLS.

                  (a) The stock records of the Company fairly and accurately reflect the record ownership of all of the outstanding shares of the Common Stock and Preferred Stock of the Company. The books and records of the Company, including its minute books, financial records and books of account, are complete and accurate in all material respects and have been maintained in accordance with sound business practices. Complete and accurate copies, as of the date hereof, of all such minute books and stock books have been made available to each Purchaser. No material corporate action has been taken on the part of the Board of Directors of the Company (the "Board") or any committee of the Board, nor has any action been taken on the part of the stockholders of the Company as such, which is not recorded in such minute books.

                  (b) To the best of the Company's knowledge, neither the Company nor any director, officer, agent, employee, consultant or other person associated with or acting on behalf of the Company (including, without limitation any stockholder), has (i) used any corporate funds for any unlawful contributions, gifts, entertainment or any other unlawful expenses relating to political activity or (ii) made any direct or indirect unlawful payments to government officials or others from corporate funds or established or maintained any unlawful or unrecorded funds.

                  (c) The Company keeps accurate books and records reflecting its assets, liabilities, expenses and income and maintains internal accounting controls that provide reasonable assurance that (i) transactions are executed in accordance with management's authorization; (ii) transactions are recorded as necessary for preparation of the Company's financial statements and to maintain accountability for earnings and assets of the Company; (iii) access to assets is permitted only in accordance with management's authorization; (iv) the recorded accountability of all assets is compared with existing assets at reasonable intervals; (v) all intercompany transactions, charges and expenses among or between the Company, or any affiliate of the Company are accurately reflected in all financial statements; and (vi) the Company is in compliance in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

            2.27 CUSTOMERS AND SUPPLIERS. Other than Intergraph, no customer or supplier of the Company that has accounted for more than 5% of the sales or 5% of the purchases, respectively, of the Company during the last 12 months, has terminated or materially reduced, or has given notice that it intends to terminate or materially reduce, the amount of business done with the Company. The Company is not aware of any such intention on the part of any such customer or supplier, whether or not in connection with the transactions contemplated in this Agreement. The Company is not aware of any pending or potential price increases that will or may be initiated by any supplier that is reasonably likely to have a material adverse effect on the Company.

            2.28 PIDA FINANCING. All of the Company's financing provided pursuant to agreements with the Pennsylvania Industrial Development Authority ("PIDA") may be prepaid in full without penalty or premium.

            2.29 BROKERS OR FINDERS; OTHER OFFERS. The Company has not incurred, and it will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

            2.30 REVOLVING CREDIT AGREEMENT. The representations and warranties of the Company contained in the Revolving Credit Agreement are true and correct in all material respects. The closing under the Revolving Credit Agreement is occurring concurrently with the initial Closing under this Agreement. The Company is not and, after giving effect to the transactions contemplated hereby and thereby, will not be, in default under the provisions of the Revolving Credit Agreement. The Company has delivered a copy of the executed Revolving Credit Agreement to counsel to the Purchasers.

            2.31 ACQUISITION AGREEMENT. The representations and warranties of the Company contained in the Acquisition Agreement and true and correct in all material respects. To the best of the Company's knowledge, the representations and warranties of Intergraph in the Acquisition Agreement are true and correct in all material respects. The closing under the Acquisition Agreement is occurring concurrently with the initial Closing under this Agreement. The Company has delivered a copy of the executed Acquisition Agreement to counsel to the Purchasers.

      3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company that:

            3.1 AUTHORIZATION. The Purchaser has full power and authority to enter into the Agreements and, when executed and delivered by the Purchaser, the Agreements will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of a specific performance, injunctive relief or other equitable remedies, and
(c) to the extent the indemnification provisions contained in the Agreements may be limited by applicable federal or state securities laws.

            3.2 PURCHASE FOR OWN ACCOUNT. The Purchaser represents that the Stock and the Warrant to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Stock or the Warrant. The Purchaser has not been formed for the specific purpose of acquiring the Stock or the Warrant.

            3.3 DISCLOSURE OF INFORMATION. The Purchaser has been given access to such financial and other information concerning the Company as the Purchaser considers material for deciding whether to acquire the Stock and the Warrant, has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock and the Warrant with the Company's management and has had an opportunity to review the Company's facilities and to ask questions of and request information from the Company. The Purchaser understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business which the Purchaser believes to be material.

            3.4 INVESTMENT EXPERIENCE. The Purchaser acknowledges that it is able to bear the economic risk of its investment and has sufficient knowledge and experience in financial and business matters to evaluate the merits and risk of its investment in the Stock and the Warrant.

            3.5 RESTRICTED SECURITIES. The Purchaser understands that the Stock (and the Conversion Shares) and the Warrant (and the Warrant Shares) have not been registered under the Securities Act, and have been sold to the Purchaser by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Stock (and the Conversion Shares) and the Warrant (and the Warrant Shares) are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations the Stock (and the Conversion Shares) and the Warrant (and the Warrant Shares) may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser acknowledges that the Stock (and the Conversion Shares) and, upon exercise of the Warrant, the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any 3 month period not exceeding specified limitations.

            3.6 NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has given no assurances that a public market will ever exist for the Stock, the Conversion Shares, the Warrant or the Warrant Shares.

            3.7 LEGENDS. The Purchaser understands that the Stock (and the Conversion Shares), the Warrant and, upon exercise of the Warrant, the Warrant Shares, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

                  (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

                  (b) Any legend required by the laws (including, without limitation, the Blue Sky laws), of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

            3.8 ACCREDITED INVESTOR. The Purchaser is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

            3.9 BROKERS OR FINDERS. The Purchaser has not incurred, and it will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

      4. RESTRICTIONS ON TRANSFERABILITY OF STOCK AND CONVERSION SHARES; RIGHT OF CO-SALE; PREEMPTIVE RIGHTS.

            4.1 RESTRICTIONS ON TRANSFERABILITY OF STOCK AND CONVERSION SHARES; PUT RIGHT.

                  (a) TRANSFER OF STOCK. Except as set forth in Section 4.1(b), prior to the consummation of an IPO (as defined below), the Purchaser shall not sell or transfer (a "Transfer") (other than in connection with a sale of all or substantially all of the assets of the Company or a merger of the Company that results in the Company's stockholders immediately prior to such transaction holding less than 50% of the voting power of the surviving, continuing or purchasing entity (such sale or merger a "Liquidity Event")) any Company Stock to any person or group (as used in Rule 13d-1 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) who, immediately following such Transfer (and assuming conversion of the Stock and exercise of the Warrants) would, to the Purchaser's knowledge, after reasonable inquiry to the Company, beneficially own 20% or more of the Company's Fully Diluted Shares (as defined below) (an "Ineligible Purchaser"). Any Permitted Transferee must agree in writing to be bound by the terms and conditions applicable to the Purchaser or a Permitted Transferee under Section 4 of this Agreement, and all agreements executed in connection herewith, prior to the occurrence of any Transfer of the Company Stock, the Conversion Shares or the Warrant Shares. For purposes of this Agreement, a "Permitted Transferee" means any Person that becomes the record or beneficial owner of the Company Stock, the Conversion Shares or the Warrant Shares directly or indirectly a result of Transfer from the Purchaser in accordance with and as permitted by this Agreement. "Fully Diluted Shares" means all shares of Common Stock outstanding at the applicable time plus all shares of Common Stock immediately issuable upon the exercise or conversion of options, warrants, rights, convertible securities (including the Preferred Stock and the Stock) and similar instruments (collectively, the "Stock Rights") outstanding at the applicable time. "IPO" means the Company's first underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act covering the offer and sale to the public for the account of the Company of any class or series of common stock or other equity security of the Company.

                  (b) TRANSFER BY THE BENTLEYS. Except in connection with a sale of the Company by merger or otherwise, prior to the consummation of an IPO, the Bentleys hereby agree not to: (i) Transfer any Company Stock to an Ineligible Purchaser (other than another Bentley); or (ii) Transfer any Company Stock to any transferee unless such transferee agrees in writing not to Transfer the Company Stock prior to the consummation of an IPO, to an Ineligible Purchaser.

                  (c) ADDITIONAL STOCK. Prior to the consummation of an IPO, the Purchaser shall not acquire any Company Stock or other securities (or any rights or interest therein) of the Company (such securities, the "Employee Securities") from any current or former employee of the Company except in compliance with this Section 4.1(c). Before a Purchaser may acquire any Employee Securities, the Purchaser must give to the Company a written notice signed by the Purchaser (the "Purchaser's Notice") stating (a) the Purchaser's bona fide intention to acquire such Employee Securities and the name and address of the proposed transferor;
(b) the
number of shares of such Employee Securities; and (c) the bona fide cash price or, in reasonable detail, other consideration, per share for which the Purchaser proposes to acquire such Employee Securities (the "Offered Price"). Upon the request of the Company, the Purchaser will promptly furnish information to the Company as may be reasonably requested to establish that the offer and transferor are bona fide. The Company has the right of first refusal to purchase all of such Employee Securities, if the Company gives written notice of the exercise of such right to the Purchaser within sixty calendar days after the date of its receipt of the Purchaser's Notice to the Company (the "Company's Refusal Period"). The purchase price for such Employee Securities to be purchased by the Company exercising its right of first refusal under this section will be the Offered Price multiplied by the number of shares of Employee Securities to be purchased by the Company, and will be payable as set forth in this section. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith. Payment of the purchase price for such Employee Securities purchased by the Company exercising its right of first refusal will be made within thirty days after the end of the Company's Refusal Period. Payment of the purchase price will be made in cash (by check or wire transfer at the option of the Company). If the Company has elected not to purchase all of such Employee Securities, the Purchaser may purchase all of such Employee Securities at the Offered Price or at a higher price; provided that such purchase (i) is consummated within one hundred twenty calendar days of the date of the Purchaser's Notice, (ii) is on terms no more favorable to the Purchaser than the terms proposed in the Purchaser's Notice, and (iii) is in accordance with all the terms of this Agreement. If the Employee Stock is not so purchased during such one hundred twenty day period, then the Purchaser may not consummate such purchase without complying again in full with the provisions of this Section 4.1(c).

                  (d) VOTING AGREEMENTS. Prior to the consummation of an IPO, the Purchaser and its affiliates (other than the Bentleys) shall not grant a proxy or otherwise enter into a written agreement to act in concert with any person or group (as defined above) for the purpose of effecting or attempting to effect a change in control of the Company; provided, however, that nothing herein shall prevent Purchaser from taking any action on its own behalf as a shareholder (including voting on any matter or responding to a tender offer for Company Stock).

            4.2 RIGHT OF CO-SALE.

                  (a) EQUIVALENT TERMS. So long as any of the Stock, the Warrants or Conversion Shares or Warrant Shares are outstanding, and except as provided in Section 4.2(b), (i) the Purchaser shall have the right of co-sale (the "Co-Sale Rights") so that if a Bentley enters into an agreement to sell, in a private transaction, more than 40% of his direct or indirect equity interest in the Company (as of the date of Closing) to a third party, Purchaser shall have the right to participate in such sale on a pro-rata basis (such that the Purchaser shall have the right to sell to such third party an amount of shares of Stock and Conversion Shares and Warrant Shares equal to the product of the number of shares of Stock and Conversion Shares and Warrant Shares then owned by the Purchaser divided by the sum of the number of shares of Stock and Conversion Shares and Warrant Shares then owned or purchasable by the Purchaser and the number of shares of Common Stock of the Company then owned or purchasable by such Bentley multiplied by the number of shares of capital stock proposed to be sold to such third party) on the same terms and conditions, and (ii) notwithstanding the foregoing, the Bentleys (collectively) shall not sell more than 20% of the Company Stock owned by them collectively, or sell any shares where the purchaser would thereafter own more than 20% of the Company's Fully Diluted Shares, unless such transaction also includes an offer for the same price per share (and the same type of consideration and payment terms) for 100% of the Stock and Conversion Shares and Warrant Shares.

                  (b) TRANSFERS NOT SUBJECT TO RIGHT OF CO-SALE. The foregoing restrictions shall not apply to any Transfers made among the Bentleys or for either estate planning purposes or subsequent to the death of a Bentley, provided that the purchaser of such shares shall agree to be subject to the agreement regarding transferability and voting in place among the Bentleys at the time of such transfer or death.

            4.3 PREEMPTIVE RIGHTS.

                  (a) OFFERING OF SECURITIES. So long as any of the Stock or the Warrant or Conversion Shares or Warrant Shares are outstanding, and except as provided in Section 4.3(d), the Company shall not issue any equity security unless it first offers in writing to sell to each Purchaser its pro rata share of any proposed issue of equity security, at the same price and on the same terms at which the Company proposes to sell such issue to others. For purposes hereof, a Purchaser's pro rata share of an issue of equity securities shall be that percentage of such issue that is equal to that percentage of its ownership, assuming full conversion of the Stock and full exercise of the Warrant, of the Company's Fully Diluted Shares. The term "equity security" when used in this
Section 4.3 shall mean any stock of the Company, or any security convertible, with or without consideration, into stock, or any security carrying any warrant, option, or right to subscribe to, or to purchase any stock, or any such warrant, option, or right.

                  (b) NOTICE OF OFFERING. The Company's offer shall describe the equity security proposed to be issued by the Company, specifying the quantity, the price and payment terms. The Purchaser shall have ten business days from receipt of such offer to accept the offer, which acceptance shall be in writing and may be as to all or any part of its pro rata share of such issue. Sale of the portion of the equity securities subscribed for hereunder shall be held on the same date(s) as the final sale of the applicable equity securities by the Company to other purchasers.

                  (c) SALE TO THIRD PARTIES. If the Purchaser does not subscribe for all of the issue of the equity securities offered to it pursuant to this
Section 4.3, the Company may sell the portion of the securities not subscribed for, together with the portion of such issue of securities not subject to preemptive rights under Section 4.3, at a price no less favorable to the Company than that specified in such offer and on payment terms no less favorable to the Company than those specified in such offer. However, if such sale is not consummated within 90 days after the date the offer pursuant to this Section was made, the Company shall not sell such securities without again complying with this Section.

                  (d) ISSUANCES SUBJECT TO PREEMPTIVE RIGHTS. The preemptive rights granted in Section 4.3(a) shall only apply to the issuance of any issue of equity securities by the

Company in connection with any equity or equity related cash financing other than an IPO or sales to Company employees under stock option or benefit plans.

      5. INDEMNIFICATION.

            5.1 INDEMNIFICATION BY COMPANY. The Company shall indemnify and hold each Purchaser and its officers, directors, employees, agents, representatives, shareholders, partners and members harmless against and in respect of any and all losses, costs, expenses, claims, damages, obligations and liabilities, including interest, penalties and reasonable attorneys fees and disbursements (the "Damages"), which such Purchaser may suffer, incur or become subject to arising out of, based upon or otherwise in respect of: (a) any inaccuracy in or breach of any representation or warranty of the Company made in or pursuant to the Agreements or any other agreement or document required to be delivered pursuant to the Agreements (the "Transaction Documents") or (b) any breach or non-fulfillment of any covenant, agreement or obligation of the Company contained in the Agreements or any Transaction Document.

            5.2 INDEMNIFICATION BY THE PURCHASERS. Each Purchaser shall indemnify and hold the Company, its officers, directors, employees, agents, representatives and shareholders harmless against and in respect of any and all Damages which the Company may suffer, incur or become subject to arising out of, based upon or otherwise in respect of: (a) any inaccuracy in or breach of any representation or warranty of such Purchaser made in or pursuant to the Agreements or any Transaction Document; or (b) any breach or non-fulfillment of any covenant, agreement or obligation of such Purchaser contained in the Agreements or any Transaction Document.

            5.3 INTER-PARTY CLAIMS. Any party seeking indemnification pursuant to this Section (the "Indemnified Party") shall notify the other party or parties from whom such indemnification is sought (the "Indemnifying Party") of the Indemnified Party's assertion of such claim for indemnification, specifying the basis of such claim. The Indemnified Party shall thereupon give the Indemnifying Party reasonable access to the books, records and assets of the Indemnified Party that evidence or support such claim or the act, omission or occurrence giving rise to such claim and the right, upon prior notice during normal business hours, to interview any appropriate personnel of the Indemnified Party related thereto.

            5.4 THIRD PARTY CLAIMS.

                  (a) Each Indemnified Party shall promptly notify the Indemnifying Party of the assertion by any third party of any claim made against such Indemnified Party with respect to which the indemnification set forth in this Section relates (which shall also constitute the notice required by Section 5.3). In such event, the Indemnifying Party shall have the right, upon notice to the Indemnified Party within 10 business days after the receipt of any such notice, to undertake the defense of or, with the consent of the Indemnified Party (which consent shall not unreasonably be withheld), to settle or compromise such claim.

                  (b) The election by the Indemnifying Party, pursuant to
Section 5.4(a), to undertake the defense of a third-party claim shall not preclude the party against which such claim has been made also from participating or continuing to participate in such defense, so long as such party bears its own legal fees and expenses for so doing.

      6. MISCELLANEOUS.

            6.1 OFFERING EXPENSES. Contemporaneously herewith, the Company shall pay all of each Purchaser's out-of-pocket, legal and due diligence expenses (including without limitation, fees and expenses of each Purchaser's consultants and accountants) incurred in connection with the negotiation, execution and consummation of the Agreements.

            6.2 PIDA NEGOTIATIONS. The Company shall use its best efforts to obtain any consents, waivers or acknowledgments from PIDA necessitated by the Company's entering into the transactions contemplated herein.

            6.3 BOARD OF DIRECTORS. (a) After the initial Closing, and prior to
(i) the aggregate Purchase Price received by the Company pursuant to this Agreement reaching $15 million or (ii) the Class C Redemption Amount (as defined in Section (B)4(f) of the Certificate of Incorporation of the Company) of the Stock issued on the date hereof reaching $10 million, as long as there is Stock outstanding, the Company shall permit a representative of the holders of the Stock (which representative shall be selected by the vote of the holders of a majority of the shares of the Stock, which holders shall, for the purposes of such vote, not include the Bentleys or holders controlled by the Bentleys) (the "Observer") to attend each meeting of the Board and each meeting of any committee of the Board as a non-voting observer; provided, however, that the Company reserves the right to exclude the Observer from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary to preserve the attorney-client privilege and, provided, further, that the Observer agrees to keep all materials and other information received by him or her confidential. The Company shall give the Observer the same notice of meeting and other materials that are given to the directors, including copies of minutes of each meeting.

                  (b) In addition to the rights granted under Section 6.3(a), after (i) the aggregate Purchase Price received by the Company pursuant to this Agreement has reached $15 million or (ii) the Class C Redemption Amount (as defined in Section (B)4(f) of the Certificate of Incorporation of the Company) of the Stock issued on the date hereof has reached $10 million, and as long as there is Stock outstanding, the Company shall permit a representative of the holders of the Stock (which representative shall be selected by the vote of the holders of a majority of the shares of the Stock, which holders shall, for the purposes of such vote, not include the Bentleys or holders controlled by the Bentleys) (the "Member") to serve as a member of the Board and as a member of the compensation and audit committees of the Board and as a member of any other committees of the Board that are created and maintained after the date hereof. In no event shall the Member be a Bentley.

                  (c) The Company shall reimburse the Observer and the Member for all out-of-pocket expenses related to attendance at Board meetings, Company events (including major national or international trade shows pertaining to the Company) or other Company business.

            6.4 USE OF PROCEEDS. The Company agrees that it will use the proceeds from the sale of the Stock and the Warrants for general corporate purposes for the conduct of the Company's business, to pay the fees and expenses incident to the Agreement and to pay the purchase price to be paid by it in connection with the acquisition of certain businesses currently owned by Intergraph Corporation.

            6.5 CONVERSION SHARES. The Company will use its best efforts to authorize and reserve for issuance sufficient Conversion Shares in connection with the conversion of the Stock, including using its best efforts to cause the amendment of the Certificate of Incorporation of the Company if such an amendment is necessary.

            6.6 COMPENSATION. As long as any shares of the Stock are outstanding, no Bentley shall be paid cash compensation for services rendered to the Company except: (a) base salary in an amount no greater than the base salary in effect during the 2000 calendar year, with such increases from time to time as may be approved by the vote of the holders of a majority of the shares of the Stock (which holders shall, for the purposes of such vote, not include the Bentleys or holders controlled by the Bentleys); (b) payments under the deferred compensation plan in effect prior to the date hereof and described in the second paragraph of footnote 8 to the 1999 audited financial statements of the Company; and (c) payments of accrued incentive bonuses under the Company's 20% special bonus plan described in the first paragraph of footnote 8 to the 1999 audited financial statements of the Company consistent with past practices of the Company; provided that without the prior written consent of the holders of a majority of the shares of the Stock (which holders shall, for the purposes of such consent, not include the Bentleys or holders controlled by the Bentleys), the Company shall not pay any Bentley any bonus from the special bonus plan for any quarter in which: (i)(A) the Company has failed to fulfill its redemption obligations under Section (B)4(d)(i) of the Certificate of Incorporation of the Company or (B) the Company has failed to redeem all the additional amounts that it has an option to redeem under Section (B)4(d)(ii) of the Certificate of Incorporation of the Company or (ii) if the payment of such bonuses for a particular quarter would prevent the Company from being able to fulfill its mandatory and optional redemption obligations for that same quarter under Section (B)4(d) of the Certificate of Incorporation of the Company. Bonuses that are payable in a quarter from the plan referred to in (c) above but which are not paid because of this Section 6.6 may be paid in that quarter or in subsequent quarters; provided that the Company has obtained the prior written consent to such payments of the holders of a majority of the shares of the Stock (which holders shall, for the purposes of such consent, not include the Bentleys or holders controlled by the Bentleys). The Purchasers acknowledge that payments and decisions to make payments of quarterly redemption amounts referenced by this section shall not be considered related party transactions, notwithstanding the interests of the Bentleys, under the bylaws of the Company.

            6.7 CLASS C REDEMPTION AMOUNT. The Company shall deliver to each Purchaser, within forty-five (45) days after the end of each calendar quarter, a report setting forth the Class C Redemption Amount related to the Stock held by each such Purchaser as of the end of such quarter.

            6.8 SURVIVAL OF WARRANTIES. Unless otherwise set forth in this Agreement, the warranties and representations of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing through and including the second anniversary of this Agreement; provided that the representations and warranties of the Company set forth in Sections 2.19 and 2.25 shall continue and survive thereafter for the period corresponding to the applicable statute of limitations.

            6.9 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Each Purchaser may transfer or assign its rights and obligations under this Agreement to any of its constituent partners or a Permitted Transferee; provided, that any transferee or assignee must agree in writing to be bound by the terms and conditions of Section 4 of this Agreement, and all agreements executed in connection herewith, prior to such transfer or assignment.

            6.10 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

            6.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            6.12 TITLES AND SUBTITLES; CONSTRUCTION. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. This Agreement shall be construed without regard to incidents of authorship or negotiation.

            6.13 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or one day after sent via reputable national overnight courier addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice, in accordance with this Section 6.13.

To the Company:         To the Company's President at the Company's address as
                        set forth on the signature page hereto, with a copy
                        (which shall not constitute notice) to its General
                        Counsel at such address and to:

                        Drinker Biddle & Reath LLP
                        One Logan Square
                        18th & Cherry Streets
                        Philadelphia, PA 19103
                        Attention: Samuel Mason, Esquire
                        Telephone: 215.988.2642
                        Facsimile: 215.988.2757

To a Purchaser:         At each Purchaser's address as set forth on the
                        signature page hereto, with a copy to:

                        Dechert
                        4000 Bell Atlantic Tower
                        1717 Arch Street
                        Philadelphia, PA 19103
                        Attention: Carmen J. Romano, Esquire
                        Telephone: 215.994.2971
                        Facsimile: 215.994.2222

            6.14 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the mutual written consent of the Company and the Required Holders (as defined below); provided, however, that no amendment of this Agreement shall become effective without the consent of any party hereto whose rights hereunder are adversely affected by such amendment; and further provided, however, that no amendment or waiver of Section 6.6 hereof shall become effective without the consent of all the parties hereto. Any amendment or waiver effected in accordance with this Section 6.14 shall be binding upon each Purchaser and each Permitted Transferee of the Stock (or the Conversion Shares), each future holder of all such securities, the Company and the Company's successors and permitted assigns. "Required Holders" shall mean holders of a majority of the shares of the Stock, including at least one of Cristobal Conde, David Ehret and Robert Greifeld.

            6.15 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

            6.16 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

            6.17 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

      The parties have executed this Securities Purchase Agreement as of the date first written above.

                                         COMPANY:

                                         BENTLEY SYSTEMS, INCORPORATED

                                         By: /s/ David Nation
                                            ------------------------------------
                                         Name: David Nation
                                         Title: Senior Vice President
                                         Address:   690 Pennsylvania Drive
                                                    Exton, PA 19341-1136
                                         Telephone: (610) 458-5000
                                         Facsimile: (610) 458-1060


                                         PURCHASERS:

                                           /s/  Gregory S. Bentley
                                         ---------------------------------------
                                         Gregory S. Bentley

                                         Address:   201 Bentley Lane
                                                    East Fallowfield, PA 19320

                                           /s/  Keith A. Bentley
                                         ---------------------------------------
                                         Keith A. Bentley

                                         Address:   100 Morningside Drive
                                                    Elverson, PA 19520

                                           /s/  Barry J. Bentley
                                         ---------------------------------------
                                         Barry J. Bentley

                                         Address:   281 Grove Road
                                                    Elverson, PA 19520

                                           /s/  Cristobal Conde
                                         ---------------------------------------
                                         Cristobal Conde

                                         Address:   560 Lexington Avenue
                                                    9th Floor
                                                    New York, NY 10022

                                           /s/  David W. Ehret
                                         ---------------------------------------
                                         David Ehret

                                         Address: 530 Walnut Street
                                                  Suite 450
                                                  Philadelphia, PA


                                           /s/  Robert Greifeld
                                         ---------------------------------------
                                         Robert Greifeld

                                         Address: 812 Knollwood Terrace
                                                  Westfield, NJ  07090

      The undersigned, intending to be legally bound hereby, are executing this Securities Purchase Agreement solely to join in and be bound by Sections 4.1(b) and 4.2.

                                           /s/  Raymond B. Bentley
                                         ---------------------------------------
                                         Raymond B. Bentley


                                           /s/  Richard P. Bentley
                                         ---------------------------------------
                                         Richard P. Bentley

                                   SCHEDULE 1

                        Number of Shares                         Aggregate Purchase
     Purchaser          to be Purchased       Warrant Shares            Price
     ---------          ---------------       --------------     -------------------
Gregory S. Bentley           27,500             381,333.35           $2,750,000
Keith A. Bentley              5,000              69,333.33           $  500,000
Barry J. Bentley              5,000              69,333.33           $  500,000
Cristobal Conde              12,500             173,333.33           $1,250,000
David Ehret                  12,500             173,333.33           $1,250,000
Robert Greifeld              12,500             173,333.33           $1,250,000
                             ------             ----------           ----------
                             75,000              1,040,000           $7,500,000